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                                                                     EXHIBIT 4.5

                              CERTIFICATE OF TRUST
                                       OF
                               FNB CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST OF FNB Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is "FNB Capital Trust I."

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts, which, when taken together, shall be deemed to constitute a single original.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                           WILMINGTON TRUST COMPANY,
                                           as Trustee



                                              /s/ Patricia A. Evans
                                              ---------------------------------
                                              Patricia A. Evans
                                              Senior Financial Services Officer



                                              /s/ Gary L. Tice
                                              ---------------------------------
                                              Gary L. Tice, as Trustee



                                              /s/ John D. Waters
                                              ---------------------------------
                                              John D. Waters, as Trustee